UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

ALION SCIENCE AND TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard Suite 1300 McLean, VA 22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2011 Alion Science and Technology Corporation (“Alion”, the “Company”) entered into an Incremental Assumption Agreement and Amendment No. 2 (the “Assumption and Amendment Agreement”) by and among the Company, the subsidiary guarantors of the Company party thereto (the “Subsidiary Guarantors”), the lenders party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and as issuing bank (in such capacity, the “Issuing Bank”), in connection with that certain Credit Agreement dated as of March 22, 2010 (the “Credit Agreement”), by and among the Company, the Subsidiary Guarantors, the Lenders and the Administrative Agent.

Pursuant to the Assumption and Amendment Agreement, the parties agreed to: (i) increase the aggregate revolving credit commitment under the Credit Agreement from $25 million to $35 million; (ii) increase the Issuing Bank’s aggregate letter of credit commitment under the Credit Agreement from $10 million to $35 million, and (iii) make certain conforming changes to the Credit Agreement to eliminate certain distinctions among lender commitments by amending and restating the Credit Agreement (the “Amended and Restated Credit Agreement”).

A copy of the Assumption and Amendment Agreement and the Amended and Restated Credit Agreement are attached to this Current Report on Form 8-K as Exhibits 10.33 and 10.34 respectively, and both are incorporated by reference as though both were fully set forth herein. The foregoing summary description of the Assumption and Amendment Agreement and the Amended and Restated Credit Agreement, and the transactions contemplated thereby, is not intended to be complete, and it is qualified in its entirety by the complete text of the Assumption and Amendment Agreement and the Amended and Restated Credit Agreement incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01, and it is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.33: Incremental Assumption Agreement and Amendment No. 2 dated as of March 11, 2011, by and among the Company, the lenders party thereto (the “Lenders”), Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”), Alion – CATI Corporation, Alion – METI Corporation, Alion – JJMA Corporation, Alion – BMH Corporation, Washington Consulting, Inc., Alion – MA&D Corporation, Alion – IPS Corporation, Alion Canada (US) Corporation, and Washington Consulting Government Services, Inc., related to the Credit Agreement and incorporating by reference therein the Amended and Restated Credit Agreement.

10.34: Amended and Restated Credit Agreement dated as of March 11, 2011 by and among the Company, the Lenders as defined in Article I of the Amended and Restated Credit Agreement and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2011

ALION SCIENCE AND TECHNOLOGY
CORPORATION

By: /s/ Michael J. Alber
Name: Michael J. Alber
Title: Senior VP and CFO